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                                                                   EXHIBIT 4.2.5


                          THIRD SUPPLEMENTAL INDENTURE


         This Third Supplemental Indenture (this "Agreement") is entered into as of July 26, 2001, by and among (i) FelCor Lodging Limited Partnership, a Delaware limited partnership ("FelCor LP"), (ii) FelCor Lodging Trust Incorporated, a Maryland corporation ("FelCor"), (iii) FelCor/CSS Hotels, L.L.C., a Delaware limited liability company, FelCor/LAX Hotels, L.L.C., a Delaware limited liability company, FelCor/CSS Holdings, L.P., a Delaware limited partnership, FelCor/St. Paul Holdings, L.P., a Delaware limited partnership, FelCor/LAX Holdings, L.P., a Delaware limited partnership, FelCor Eight Hotels, L.L.C., a Delaware limited liability company, FelCor Hotel Asset Company, L.L.C., a Delaware limited liability company, FelCor Nevada Holdings, L.L.C., a Nevada limited liability company, FHAC Nevada Holdings, L.L.C., a Nevada limited liability company, FHAC Texas Holdings, L.P., a Texas limited partnership, FelCor Country Villa Hotel, L.L.C., a Delaware limited liability company, FelCor Moline Hotel, L.L.C., a Delaware limited liability company, FelCor Omaha Hotel Company, L.L.C., a Delaware limited liability company and FelCor Canada Co., a Nova Scotia unlimited liability company (collectively, the "Subsidiary Guarantors"), (iv) FelCor TRS Holdings, L.P., a Delaware limited partnership, and Kingston Plantation Development Corp., a Delaware corporation (collectively, the "New Guarantors"), and (v) SunTrust Bank, as Trustee ("Trustee").

         WHEREAS, FelCor LP, as Issuer, FelCor and the Subsidiary Guarantors, as Guarantors, and Trustee, as Trustee, entered into that certain Indenture dated as of October 1, 1997, as amended by that certain First Amendment to Indenture dated as of February 5, 1998, that certain Second Amendment to Indenture and First Supplemental Indenture dated December 30, 1998, that certain Third Amendment to Indenture dated March 30, 1999, and that certain Second Supplemental Indenture dated August 1, 2000 (collectively, the "Indenture"); and

         WHEREAS, pursuant to Section 4.07 of the Indenture, the New Guarantors are required to execute and deliver a supplemental indenture to the Indenture providing for a Subsidiary Guarantee (as defined in the Indenture) by such New Guarantor;

         NOW, THEREFORE, for and in consideration of the mutual promises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Each of the New Guarantors hereby executes this Agreement as a supplemental indenture to the Indenture for the purpose of providing a guarantee of the Notes, as that term is defined in the Indenture, and of certain of FelCor LP's obligations under the Indenture as set forth therein and agrees to assume and be subject to all of the terms, conditions, waivers and covenants applicable to a Subsidiary Guarantor under the Indenture, including without limitation, those set forth in Article 11 thereof. Upon its execution hereof, each of the New Guarantors hereby acknowledges that it shall be a Subsidiary Guarantor for all purposes as defined and as set forth in the Indenture, effective


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as of the date hereof. Further, each New Guarantor hereby waives and shall not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against FelCor LP, FelCor or any other Restricted Subsidiary as a result of any payment by such New Guarantor under its Subsidiary Guarantee.

         2. The parties hereto hereby confirm and acknowledge that the Indenture shall continue in full force and effect according to its original terms, except as expressly supplemented hereby.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


                                       FELCOR LODGING LIMITED PARTNERSHIP,
                                       a Delaware limited partnership

                                       By:   FelCor Lodging Trust Incorporated,
                                             a Maryland corporation, its
                                             general partner

                                       FELCOR LODGING TRUST INCORPORATED,
                                       a Maryland corporation


                                       By:
                                              -------------------------------
                                       Name:  Lawrence D. Robinson
                                       Title: Executive Vice President



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                                      FELCOR/CSS HOTELS, L.L.C., a Delaware
                                      limited liability company, for itself and as general partner of FelCor/CSS Holdings, L.P., a Delaware limited partnership, and FelCor/St. Paul Holdings, L.P., a Delaware limited partnership;

                                      FELCOR/LAX HOTELS, L.L.C., a Delaware
                                      limited liability company, for itself and as general partner of FelCor/LAX Holdings, L.P., a Delaware limited partnership;

                                      FELCOR EIGHT HOTELS, L.L.C., a Delaware
                                      limited liability company;

                                      FELCOR HOTEL ASSET COMPANY, L.L.C., a
                                      Delaware limited liability company, for
                                      itself and as general partner of FHAC
                                      Texas Holdings, L.P., a Texas limited
                                      partnership;

                                      FELCOR NEVADA HOLDINGS, L.L.C., a Nevada limited liability company;

                                      FHAC NEVADA HOLDINGS, L.L.C., a Nevada
                                      limited liability company;

                                      FELCOR COUNTRY VILLA HOTEL, L.L.C., a
                                      Delaware limited liability company;

                                      FELCOR MOLINE HOTEL, L.L.C., a Delaware
                                      limited liability company;

                                      FELCOR OMAHA HOTEL COMPANY, L.L.C., a
                                      Delaware limited liability company;

                                      FELCOR CANADA CO., a Nova Scotia unlimited liability company;

                                      FELCOR TRS HOLDINGS, L.P., a Delaware
                                      limited partnership, by its general
                                      partner FelCor TRS I, L.L.C., a Delaware limited liability company; and

                                      KINGSTON PLANTATION DEVELOPMENT CORP.,
                                      a Delaware corporation

                                      By:
                                             -----------------------------------
                                      Name:  Lawrence D. Robinson
                                      Title: Senior Vice President


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                                      SUNTRUST BANK,
                                      as Trustee

                                      By:
                                            -----------------------------------
                                      Name:
                                             ----------------------------------
                                      Title:
                                              ---------------------------------


                                      By:
                                            -----------------------------------
                                      Name:
                                             ----------------------------------
                                      Title:
                                              ---------------------------------


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